                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 14, 2000

                           HIGHWOODS PROPERTIES, INC.
                           --------------------------
               (Exact name of registrant specified in its charter)

         Maryland                        1-13100                                         56-1871668
         --------                        -------                                         ----------
(State of Incorporation)         (Commission File Number)           (IRS Employer Identification No.)

        3100 Smoketree Court, Suite 600, Raleigh, North Carolina 27604
              (Address of principal executive offices, zip code)

      Registrant's telephone number, including area code: (919) 872-4924

Item 2. Acquisition or Disposition of Assets.

     On December 20, 2000, we announced that we have partnered with Denver-based Miller Global Properties, LLC in the formation of joint ventures valued at $412 million.

     One joint venture (the "Operating Asset Venture") involves the contribution of 21 in-service properties encompassing more than 3.0 million rentable square feet valued at approximately $350 million. Miller Global has acquired an 80% ownership interest in the Operating Asset Venture. We retained the remaining 20% ownership interest. The Operating Asset Venture expects to borrow up to $276 million from GE Capital Real Estate, of which approximately $246 million will be funded upon the closing of the 21 in-service office properties. The properties included in the Operating Asset Venture are as follows:

                                           Rentable                                                     Rentable
                                           --------                                                     --------
Property                      Location     Sq. Feet       Property                        Location      Sq. Feet
--------                      --------     --------       --------                        --------      --------
--------------------------------------------------------------------------------------------------------------------
Deerfield I                   Atlanta          49,580     4101 Research Commons           Raleigh            73,003
--------------------------------------------------------------------------------------------------------------------
Deerfield II                  Atlanta          67,207     4201 Research Commons           Raleigh            83,719
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Deerfield III(1)              Atlanta          53,576     4301 Research Commons           Raleigh            90,894
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Peachtree Corners II          Atlanta         109,293     4501 Research Commons           Raleigh            59,261
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                                                          Concourse                       Raleigh           132,175
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Capital Plaza I               Orlando         241,190     Lake Plaza East                 Raleigh            71,339
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Capital Plaza II              Orlando         302,709     Situs I                         Raleigh            59,255
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Landmark I                    Orlando         223,508     Situs II                        Raleigh            59,749
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Landmark II                   Orlando         221,414     Situs III(1)                    Raleigh            38,669
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Signature Plaza               Orlando         273,571
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                                                          Anchor Glass                    Tampa             100,701
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                                                          Bayshore Place                  Tampa              83,452
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                                                          Tower Place                     Tampa             182,214
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

(1) To date, we have closed on the contribution or sale of all of the properties to the Operating Asset Venture other than Deerfield III and Situs III, which are currently under development. These projects are valued in the aggregate at $10.3 million and are anticipated to close in early 2001. The Operating Asset Venture expects to borrow approximately $7.2 million in connection with these two projects that will be funded upon closing, resulting in a total of $246 million of debt relating to the Operating Asset Venture.

     The Agreement to Form Limited Liability Companies, entered into as of August 9, 2000, by and among Miller Global Fund III, L.P., MGA Development Associates, L.P., Highwoods Realty Limited Partnership and Highwoods/Florida Holdings, L.P., which was filed as part of our Quarterly Report on Form 10-Q for the quarter ended June 30, 2000, has been superceded and replaced in its entirety by the Operating Agreement of MG-HIW, LLC, entered into as of December 1, 2000, by and among Miller Global HIW 20, LLC and Highwoods Realty Limited Partnership, and various other ancillary agreements.

     A second venture (the "Development Venture") is initially focused on developing four properties, encompassing 435,000 rentable square feet with a budgeted cost of approximately $62.0 million, on $7.5 million of development land contributed by us. We each own 50% of the Development Venture.


     We are the sole and exclusive manager and leasing agent for the properties in both joint ventures, for which we will receive customary management fees and leasing commissions. We expect to receive approximately $300 million in aggregate net cash proceeds as a result of the formation of these joint ventures. We intend to use such proceeds to fund development activity, repurchase shares of our common stock under our ongoing share repurchase program and retire outstanding debt, either through direct payments or repayment of borrowings under our Revolving Loan (as defined below).

     Certain matters discussed in this report, including but not limited to the possibility of additional investments and property contributions and borrowing expectations related to the joint ventures, are forward-looking statements within the meaning of the federal securities laws. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be achieved. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events. Factors that could cause actual results to differ materially from our current expectations include general economic conditions, local real estate conditions, the timely development and lease-up of properties, and the other risks detailed in our most recent Quarterly Report on Form 10-Q.

Item 5.  Other Events

     On December 14, 2000, we obtained a new $300 million revolving line of credit (the "Revolving Loan") from a group of 10 lender banks. The Revolving Loan was arranged and syndicated by Banc of America Securities LLC. Bank of America, N.A. is the administrative agent, Wells Fargo Bank, N.A. is the syndication agent and Wachovia Bank, N.A. is the documentation agent. Other lenders include: Managing Agent - Commerzbank; Co-Agents - AmSouth Bank, BB&T, Centura Bank, PNC Bank, and South Trust Bank; and Lender - Erste Bank.

     The Revolving Loan matures in December 2003 and replaces our previous $450 million revolving credit facility. The Revolving Loan carries an interest rate based upon our senior unsecured credit rating. At our current BBB/Baa2 senior unsecured rating, interest accrues on borrowings under the Revolving Loan at an average rate of LIBOR plus 85 basis points. The Revolving Loan also includes a $150 million competitive bid sub-facility.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)  Exhibits

     2 Operating Agreement of MG-HIW, LLC, entered into as of December 1, 2000, by and among Miller Global HIW 20, LLC and Highwoods Realty Limited Partnership

     10.1 Credit Agreement among Highwoods Realty Limited Partnership, Highwoods Properties, Inc., the Subsidiaries named therein and the Lenders named therein, dated as of December 13, 2000
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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    HIGHWOODS PROPERTIES, INC.


                                    By: /s/ Carman J. Liuzzo
                                        ----------------------
                                        Carman J. Liuzzo
                                        Vice-President, Chief Executive Officer
                                        and Treasurer

Dated:  December 20, 2000